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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): October 15, 2003
                                                         ----------------


                         FIRST SOUTHERN BANCSHARES, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                         0-25478                63-1133624
      --------                         ----------             ----------
(State or other Jurisdiction of       (Commission            (IRS Employer
incorporation or organization)        File Number)           Identification No.)


                 102 South Court Street, Florence, Alabama 35630
                 -----------------------------------------------
                    (Address of principal executive offices)


                                 (256) 764-7131
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



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ITEMS 1, 2, 3, 4, 5, 6, 8, 10, 11 AND 12.       NOT APPLICABLE.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.
            ---------------------------------

      Financial Statements of Businesses Acquired:  Not applicable

      Pro Forma Financial Information: Not applicable

      Exhibits

      Number            Description
      ------            -----------

      99.1              Registrant's Press Release Dated October 17, 2003

ITEM 9.     REGULATION FD DISCLOSURE.
            ------------------------

      On October 15, 2003, First Southern Bancshares, Inc. completed a private placement offering of $1.056 million of Subordinated Capital Notes due October 17, 2008 and Warrants and rights to receive additional Warrants to purchase the Company's common stock at an exercise price of $0.01 per share. A copy of the press release, dated September 30, 2003, announcing the completion of the offering, and announcing the repurchase of 9,046 shares of Series A Preferred Stock and 6,546 shares of Series B Preferred Stock with $376,000 of the proceeds from the Company's previously announced private placement offering that was consummated on September 30, 2003, is attached hereto as Exhibit 99.1.






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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FIRST SOUTHERN BANCSHARES, INC.


Dated: October 17, 2003             By:  /s/ B. Jack Johnson
                                         ---------------------------------------
                                         B. Jack Johnson
                                         President and Chief Executive Officer


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